19. Survival. Except and to the extent otherwise provided in this Agreement, all of the terms of this Agreement will survive and be enforceable after the Closing. 20. Notices. All notices hereunder to Seller, Buyer, Escrowee or the Title Company shall be either (i) sent by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other overnight courier which obtains a signature upon delivery, (iii) sent via electronic mail or (v) delivered by hand delivery addressed to such party at the address of such paiiy set forth below or at such other address as such party shall designate from time to time by notice: SELLER: Hannah M. Bible Chief Legal Officer Star Equity Holdings, Inc, 53 Forest Ave., 1st Floor Old Greenwich, CT 06870 Email: hannah.bible@starequity.com BUYER: H.J. DEVELOPMENT, LLP 2655 Cheshire Lane North Plymouth, MN 55447 Attn: Chris Moe Email: CMoe@hidevelopment.com Attn: Jeffrey Carriveau Email: Jeff@HJdevelopment.com With a copy to: Gerstein-Timm PLLC 100 Prairie Center Drive, Suite 210 Eden Prairie, MN 55344 Attn: Beth Timm, Esq. Email: Beth@Timmlegal.com ESCROWEE/TITLE COMP ANY: Land Title Inc. Attn: Larry Mountain 2200 County Road C West, Suite 2205 11

26. Non-Business Days. If a party is required to perform an act or give a notice on a date that is a Saturday, Sunday or national holiday, the date such performance or notice is due shall be deemed to be the next Business Day.

27. Counterparts. This Agreement may be executed in two or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart. Facsimile or scanned signatures (e.g. emailed in PDF format) are acceptable to effectuate the terms of this Agreement.

Seller and Buyer have executed this Agreement as of the date first written above.

BUYER:	SELLER:
HJ Development, L.L.P.	**791 Rose Drive, LLC**
By: /s/ Jeff Carriveau Its: General Partner	By: /s/ David Noble Its: President
Dated 5/6/2024	Dated: 5/6/2024

For purposes of this agreement that latest dated it is signed by both Buyer and Seller shall be defined as the "Effective Date".

TITLE COMPANY JOINDER

The undersigned Title Company hereby acknowledges receipt of the $50,000.00 Earnest Money deposit and a copy of this Agreement and agrees to act as escrow agent hereunder and to hold account for and deliver such Earnest Money deposit in accordance with the terms of this Agreement. The Title Company joins in this Agreement for the limited purpose set forth above and is not a party to this Agreement and need not be joined in any Amendment hereto.

TITLE COMPANY:

LAND TITLE, INC,

Date: ____________________

By: ______________________________

Print Name: ______________________

Its: ______________________________

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